UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado (Address of principal executive offices)		80111 (Zip Code)

Registrant’s telephone number, including area code:  (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02. Results of Operations and Financial Condition.

On October 24, 2007, CIBER, Inc. (the “Company” or “we”) issued a press release in which we announced our financial results for the three months ended September 30, 2007, and updated our guidance for the 2007 fiscal year.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”).  However, management believes that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results.  Certain of the information set forth in the attached press release constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission.  We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

These non-GAAP financial measures are discussed below.

1.               Organic Revenue Growth — Organic revenue growth is measured as GAAP reported revenue growth adjusted for acquisitions and divestitures, the impact of foreign currency, and other changes that do not reflect the underlying results and trends.

Organic revenue growth is a useful measure of the Company’s performance because it excludes items that: 1) are not completely under management’s control, such as the impact of foreign currency exchange; or 2) do not reflect the underlying growth of the Company, such as acquisition and divestiture activity.  The limitation of this measure is that it excludes items that have an impact on the Company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers.

The following tables reconcile organic revenue growth for the three and nine month periods ended September 30, 2007, to the most comparable GAAP measure, reported revenue growth.

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth (Non-GAAP)

(Dollars in millions)	U.S. ERP Solutions			European Operations(1)			CIBER Consolidated
	Q3 2006	Q3 2007	% Change	Q3 2006	Q3 2007	% Change	Q3 2006	Q3 2007	% Change
GAAP total revenue	$28.6	$31.0	8.4%	$59.3	$76.3	28.7%	$246.6	$265.7	7.8%
Less: Effect of foreign currency translation	—	—		—	(6.0)		—	(6.0)
Less: Divestiture activity	—	—		—	—		—	—
Less: Acquisition activity	—	(1.0)		—	—		—	(1.0)
Organic total revenue	$28.6	$30.0	4.9%	$59.3	$70.3	18.6%	$246.6	$258.7	4.9%

(1) Presented net of intersegment eliminations.

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth (Non-GAAP)

(Dollars in millions)	U.S. ERP Solutions			European Operations(1)			CIBER Consolidated
	YTD 2006	YTD 2007	% Change	YTD 2006	YTD 2007	% Change	YTD 2006	YTD 2007	% Change
GAAP total revenue	$87.5	$89.6	2.4%	$173.0	$223.4	29.1%	$738.3	$791.5	7.2%
Less: Effect of foreign currency translation	—	—		—	(18.5)		—	(18.5)
Less: Divestiture activity	—	—		—	—		—	—
Less: Acquisition activity	—	(1.0)		—	(1.5)		—	(2.5)
Organic total revenue	$87.5	$88.6	1.2%	$173.0	$203.4	17.6%	$738.3	$770.5	4.4%

(1) Presented net of intersegment eliminations.

Item 5.02(c).  Appointment of Certain Officers.

On October 24, 2007, CIBER, Inc. (the “Company”) issued a press release announcing that Peter Cheesbrough has been hired as its new Executive Vice President and Chief Financial Officer, effective October 31, 2007. He will also continue as a director of the Company. The details of Mr. Cheesbrough’s employment agreement with the Company will be filed in an amended Form 8-K once they are finalized.  Other information required for this Item 5.02(c). Form 8-K filing regarding Mr. Cheesbrough’s appointment are included in the press release, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and in the Company's 2007 Definitive Proxy Statement filed with the Securities and Exchange Commission on April 2, 2007.

Item 9.01(d).  Exhibits.

99.1                           Third quarter 2007 earnings press release dated October 24, 2007.

99.2                           Peter Cheesbrough press release dated October 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: October 24, 2007	By:	/s/ Christopher L. Loffredo
Christopher L. Loffredo
Vice President and Chief Accounting Officer